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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

We consent to the Incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option and Incentive Plan and Director Non-Incentive Stock Option of Global Imaging Systems, Inc. of our report dated January 23, 1998, with respect to the financial statements of Electronic Systems, Inc. included in the Registration Statement (Form S-1 No. 333-48103) filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Richmond, Virginia
June 10, 1999